Investor Questions and Answers: January 31, 2025 We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a periodic basis. The following answers respond to selected questions primarily received through December 31, 2024. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response. If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address: Morningstar Inc. Investor Relations 22 W. Washington Chicago, IL 60602 Management Transitions 1. Morningstar recently appointed Michael Holt to CFO of the business. Can you share some examples of Michael’s impact on Morningstar during his career, specifically achieved outcomes that make him well suited to be the CFO? Please shed some more light on the CFO selection process. Did Morningstar interview candidates from outside of the company? Given the stated objective to grow revenues faster than expenses, please explain why Morningstar selected Michael Holt to become the next CFO. We followed a rigorous selection process in choosing Michael Holt as our next CFO, which included interviewing both internal and external candidates. Michael brings expertise in a number of key areas, including company strategy and analysis, as well as deep insight into Morningstar’s operations. In his 15-plus years at Morningstar, he’s built a track record of managing high-performing teams and working across Morningstar to drive results. Michael has been Morningstar’s chief strategy officer for the past seven years and was president of the Research and Investments group for the past two years, where he oversaw a 400-person team responsible for Morningstar’s equity and managed investment analysis and ratings as well as portfolio construction for the company’s investment management capabilities. During his tenure here, Michael centralized and scaled our Research & Investment capabilities; drove our M&A strategy leading the DBRS, Sustainalytics, and LCD acquisitions; and has been instrumental in reframing our approach to the Wealth space culminating in the AssetMark transaction. Additionally, Michael was a key partner to Kunal and our former CFO, Jason Dubinsky, in allocating investment and implementing and driving a focus on growing our adjusted operating income and margin improvement. Michael has a master’s degree in business administration from the University of Chicago Booth School of Business, and a bachelor’s degree in business from Indiana University. Market Environment 2. Please share some thoughts on how the recent U.S. Federal elections are expected to impact Morningstar’s businesses. Please touch on PitchBook (given industry-wide commentary on increasing capital markets activity), Credit (given impact on interest rates), and Sustainalytics (given ESG stance of the incoming Administration). There are a number of unknowns surrounding the economic and policy impacts of the recent U.S. federal elections. We’ve shared a few thoughts on the potential impact of the issues you raise.

PitchBook PitchBook sales tend to correlate to fundraising, M&A activity, and private capital trends. Should private market deal activity accelerate, that could create more use cases for PitchBook’s offering, which could translate into increased sales opportunities. If long-term interest rates continued to increase as they have since the election, that could have a dampening effect on market activity and potentially result in fewer new opportunities. Morningstar Credit Markets are projecting another strong year of issuance in areas including U.S. structured finance, and, in particular, asset- backed securities (ABS). We also expect to see continued activity in private credit, especially in areas including asset- based lending, commercial real estate, infrastructure, and non-investment grade corporates. If we do see higher inflation and a corresponding continued increase in interest rates, that could have a negative impact on issuance on a short-term basis. Morningstar Sustainalytics While we’ve noted headwinds in the U.S. for several years, we believe a focus on assessing financially material ESG risks will continue to be an important driver across markets. We also expect that focus will drive increased maturity in the sector as investors seek to better understand what risks are material and how those align with client preferences. Finally, we’d note that we serve a global client base and remain committed to providing our clients the data and research to serve the specific needs of investors across geographies. Morningstar Indexes 3. How much of the asset value linked to Morningstar Indexes is attributable to ETFs, mutual funds, or other products? Do you have a list of all the products which are linked to Morningstar Indexes? As of September 30, 2024, assets linked to and tracking Morningstar Indexes totaled $228.2 billion, an increase of 37.5% over the prior-year period. (This does not include actively managed assets benchmarked to a Morningstar index.) Roughly 70% of assets linked to a Morningstar index are in exchange-traded funds (ETFs), a little less than 30% are in open-ended funds, and the remaining small percentage is held in collective investment trusts, separately managed accounts, and derivatives. In total, there are more than 300 products linked to Morningstar Indexes. To review the ETFs and open-end funds on this list, you can create a search in Morningstar Direct to track the various products. Select the universe "Funds (Open End and Exchange-Traded Funds)" and use the following parameters: • Primary Prospectus Benchmark Contains "Morn" • Index Fund = "Yes" • Oldest Share Class = "Yes" Note that this search will capture the vast majority of assets in investable products that track Morningstar Indexes, although there are a few products that do not report holdings to Direct. Capital Structure 4. Is the interest on your term loan based on SOFR or the lender base rate plus a margin? It appears it is at the company’s option to pick. Which SOFR is used? There is spot SOFR, 30-day Term SOFR and 90-day Term SOFR? As you note, we have the option of paying interest based either on the applicable Secured Overnight Financing Rate (SOFR) plus a margin or the lender base rate plus a margin. To date we have opted to pay interest based on 1-month SOFR plus a spread based on our consolidated leverage ratio, to preserve prepayment flexibility.

Morningstar 5. In 2022, Morningstar updated its pledging policy as stated in its insider trading policy, such that employees and board members are prohibited from pledging more than 15% of the total number of Morningstar securities held by them. Please explain the rationale for the current pledging policy and how the audit committee gets comfortable with Joe Mansueto’s current pledging activity under the policy. While Morningstar’s insider trading policy generally restricts insiders from engaging in derivative or speculative transactions involving Morningstar stock, Morningstar has elected not to completely prohibit pledging, as it allows shareholders flexibility in financial planning without reliance on selling shares, further aligning the interests of management with those of our shareholders. We believe that the policy includes sufficient protective measures, such as the 15% cap, to mitigate risks of downward price pressure on Morningstar’s stock or inadvertent violation of our insider trading policy, in either case due to any forced sale of any pledged securities. Under our policy, any permitted pledging activity must be reported to the chief legal officer, or her designees, for monitoring. The audit committee reviews any pledges that have the potential to have a material impact on Morningstar or its shareholders. As of January 27, 2025, the only executive officer or director with a pledge is Joe Mansueto. Joe’s pledge is reviewed on an annual basis with the audit committee. The audit committee considered the following factors in 2024 in concluding that Joe’s pledging arrangement did not pose significant risk to Morningstar and its shareholders: • Declining number of pledged shares. The number of shares pledged is currently 1 million shares, a decrease of two thirds from the initial pledge of 3 million shares in 2021, and Joe’s intention is to continue to reduce the pledged amount over time. We’d also note that: o This amount represents 6.5% of Joe’s current total beneficial ownership, and roughly 2.3% of Morningstar’s total shares outstanding, as of January 27, 2025; o It would take approximately seven days to unwind the pledge based on three-month average daily trading volume of 140,152 shares; and o Joe remains in compliance with Morningstar’s stock ownership policy, excluding the pledged shares from the calculation. • Flexible Pledging Arrangement. The shares are pledged pursuant to a long-standing bank credit agreement to provide liquidity and diversification, under which no amounts were drawn as of January 27, 2025, and for which it is unlikely that the pledged shares would ultimately be called due to the following factors: o The agreement includes a 30-day grace period to cure any defaults prior to the pledge being called; o The agreement permits asset substitution and restructuring in the event of any default; and o Indebtedness may be repaid without recourse to the pledged securities. • Maintains ownership and alignment. Joe pledged his shares because he did not want to reduce his ownership and weaken his alignment with the Company's shareholders. Please also refer to our prior response on this topic in August 2022. License-Based Products 6. I am assuming most of your segments are seat/user-based (PitchBook), but can you quantify your exposure to enterprise licenses by segment if possible or holistically. Our license-based revenue model varies by product, as detailed below for our largest product areas.

- For PitchBook, we offer both unlimited (enterprise) licenses and seat-based contracts. In an earlier response, we noted that as of early July 2023 PitchBook’s unlimited license contracts accounted for roughly 20% of total annual contract value related to active PitchBook accounts, while individual seat-based contracts accounted for roughly 80% and that breakdown has not changed materially as of December 31, 2024. PitchBook also has a small but growing direct data business which is not seat-based. - In the Morningstar Data and Analytics segment, our approach varies based on product. Morningstar Direct follows a seat-based license model, while Morningstar Data pricing is based on the data package being licensed, the level of distribution, and the use case. Morningstar Advisor Workstation is primarily sold through an enterprise contract, and we can license single seats for individual advisors as well. - The Morningstar Sustainalytics pricing model is built around the Morningstar Data and Analytics approach for licensing data and research with pricing differentiated based on the content being licensed and the expected use case. Our revenue model for Morningstar Wealth and Morningstar Retirement segments is primarily based on fees paid based on assets under management and advisement, although Morningstar Wealth revenue also includes licensed-based revenue for Morningstar Investor and software products including Morningstar Office, and transaction-based advertising revenue. Morningstar Credit primarily has a transaction-based revenue model.